SUB-ITEM 77Q1: Exhibits

(d) Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I:

Articles of Supplementary dated June 14, 2016, which established Class A, Class C, Class I, Class SDR, and Class Y shares of the Hartford Schroders Emerging Markets Debt and Currency Fund and Hartford Schroders Tax-Aware Bond Fund and Class A, Class C, Class I, Class R3, Class R4, Class R5, Class SDR, and Class Y shares of the Hartford Schroders Emerging Markets Equity Fund, Hartford Schroders Emerging Markets Multi-Sector Bond Fund, Hartford Schroders Income Builder Fund, Hartford Schroders Global Strategic Bond
Fund, Hartford Schroders International Stock Fund, Hartford Schroders International Multi-Cap Value Fund, Hartford Schroders US Small Cap Opportunities Fund, and Hartford Schroders US Small/Mid Cap Opportunities Fund, was previously filed with the SEC as exhibit 1.(ix) to the Registrant's Registration Statement on Form N-14 filed with the SEC on August 1, 2016 (SEC Accession No. 0001104659-16-135752) and incorporated herein by reference.

(e) Copies of any new or amended Registrant investment advisory contracts

Investment Management Agreement, with Hartford Funds
Management Company, LLC was previously filed with the SEC as exhibit d.(i).c to Post-Effective Amendment No. 137 to the Registrant's Registration Statement on Form N- 1A filed with the SEC on October 21, 2016 (SEC Accession No.
0001104659-16-151341) and incorporated herein by reference.

Form of Sub-Advisory Agreement with Schroder Investment
Management North America Inc. was previously filed with the SEC as exhibit 6.(vi) to the Registrant's Registration
Statement on Form N-14 filed with the SEC on August 1,
2016 (SEC Accession No. 0001104659-16-135752) and
incorporated herein by reference.

Form of Sub-SubAdvisory Agreement with Schroder
Investment Management North American Limited 6.(vii) to the Registrant's Registration Statement on Form N-14 filed with the SEC on August 1, 2016 (SEC Accession No.
0001104659-16-135752) and incorporated herein by reference.

(g) Copies of any merger or consolidation agreement, and other documents relevant to the information sought in sub-
item 77M

AGREEMENT AND PLAN OF REORGANIZATION

              This Agreement and Plan of Reorganization
("Agreement") is made as of October 21, 2016, by and between The Hartford Mutual Funds II, Inc., a Maryland
Corporation ("Hartford Mutual Funds"), on behalf of its series listed on Exhibit A attached hereto (each series an "Acquiring Fund" and, together, the "Acquiring Funds"), and each of Schroder Capital Funds (Delaware), a Delaware statutory trust ("Schroder Capital Funds"), and Schroder Series Trust, a Massachusetts business trust ("Schroder Series Trust"), on behalf of their respective series listed on Exhibit A attached hereto (each series an "Acquired Fund" and, together, the "Acquired Funds"). Schroder Investment Management North
America Inc., a Delaware corporation ("Schroder"), joins this Agreement solely for purposes of paragraphs 2.4, 4.4, 8.2, and 8.3, and Hartford Funds Management Company, LLC, a limited liability company organized under the laws of the State of Delaware ("HFMC"), joins this Agreement solely for purposes of paragraphs 2.4, 4.5, 8.2, and 8.3.
              This Agreement is intended to be and is
adopted as a "plan of reorganization" within the meaning of
Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). Each reorganization will consist of the transfer of all of the assets of an Acquired Fund to the corresponding Acquiring Fund in exchange for Class A shares ("Class A Acquisition Shares"), Class I shares ("Class I Acquisition Shares"), and Class SDR shares ("Class SDR
Acquisition Shares") of beneficial interest of the Acquiring
Fund (collectively, the "Acquiring Fund Shares"), the assumption by an Acquiring Fund of all of the liabilities of the corresponding Acquired Fund, and the distribution of the Class A Acquisition Shares pro rata to the Advisor Class shareholders of the Acquired Fund, the Class I Acquisition
Shares pro rata to the Investor Class shareholders of the Acquired Fund, and the Class SDR Acquisition Shares pro rata to the Class R6 shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, all upon the terms and conditions hereinafter set forth in this Agreement (each such transaction a "Reorganization" and, together, the "Reorganizations").
              This Agreement provides for multiple
Reorganizations and each Reorganization between an Acquired Fund and its corresponding Acquiring Fund shall be treated as if it had been the subject of a separate agreement. Each Acquired Fund and Schroder Capital Funds or Schroder
Series Trust, as the case may be, acting for itself and on behalf of each Acquired Fund, and each corresponding Acquiring
Fund and Hartford Mutual Funds acting for itself and on behalf of each corresponding Acquiring Fund, is acting separately from all of the other parties and their series, and not jointly or jointly and severally with any other party.
              NOW, THEREFORE, in consideration of
the promises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
ARTICLE I

THE REORGANIZATIONS AND FUND
TRANSACTIONS
1.1.	The Reorganizations. Subject to any required
approval of the Acquired Funds' shareholders and the other
terms and conditions herein set forth and on the basis of the representations and warranties contained herein, at the
Effective Time (as defined in paragraph 2.5), each of Schroder Capital Funds and Schroder Series Trust, as the case may be, shall assign, deliver and otherwise transfer the Assets (as
defined in paragraph 1.2) of each Acquired Fund, to Hartford
Mutual Funds on behalf of the corresponding Acquiring Fund.
In consideration of the foregoing, at the Effective Time,
Hartford Mutual Funds shall, on behalf of each Acquiring
Fund, (i) deliver to Schroder Capital Funds and Schroder
Series Trust, as applicable (or, at the Acquired Fund's option, to the Acquired Fund Shareholders, as defined below), full and fractional Class A Acquisition Shares, Class I Acquisition
Shares, and Class SDR Acquisition Shares (including
fractional shares, if any) as contemplated by paragraph 2.3 and
(ii) assume all of the liabilities of the corresponding Acquired Fund (whether or not known) on behalf of the corresponding Acquiring Fund.
1.2.	Assets of the Acquired Funds. The assets of an
Acquired Fund to be acquired by its corresponding Acquiring
Fund shall consist of all assets and property, including,
without limitation, all rights of the Acquired Fund, cash, cash equivalents, securities, receivables (including securities, interests and dividends receivable), commodities and futures interests, rights to register shares under applicable securities laws, any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund at the Effective Time, books
and records, and any other property owned by the Acquired
Fund at the Effective Time (collectively, the "Assets").
1.3.	[Reserved]
1.4.	Distribution of Acquiring Fund Shares. At the
Effective Time (or as soon thereafter as is reasonably practicable), each of Schroder Capital Funds and Schroder
Series Trust, as applicable, on behalf of an Acquired Fund,
will distribute (or, at the Acquired Fund's option, cause
Hartford Mutual Funds to distribute) the Class A, Class I, and Class SDR Acquiring Fund Acquisition Shares, pro rata to the record holders of the Advisor Class shares, the Investor Class shares, and the Class R6 shares, of such Acquired Fund determined as of the Effective Time (the "Acquired Fund Shareholders") in complete liquidation of the Acquired Fund.
Such distribution and liquidation will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of an Acquired Fund on the books of such Acquiring
Fund to open accounts on the share records of the Acquiring
Fund in the names of the Acquired Fund Shareholders (or, in
any case where the Acquiring Fund Shares are to be
distributed to the Acquired Fund Shareholders by Hartford
Mutual Funds, by crediting those Shares to open accounts on
the share records of the Acquiring Fund in the names of
Acquired Fund Shareholders).The aggregate net asset value of the Acquiring Fund Shares to be so credited to Acquired Fund Shareholders shall be equal to the aggregate net asset value of the then outstanding shares of beneficial interest of the applicable Acquired Fund (the "Acquired Fund Shares")
owned by such Acquired Fund Shareholders at the Effective
Time. All issued and outstanding shares of an Acquired Fund
will simultaneously be redeemed and canceled on the books of the Acquired Fund. An Acquiring Fund shall not issue
certificates representing the Acquiring Fund Shares in
connection with such exchange.
1.5.	Recorded Ownership of Acquiring Fund Shares.
Ownership of Acquiring Fund Shares will be shown on the
books of the Acquiring Funds' transfer agent.
1.6.	Filing Responsibilities of Acquiring and Acquired
Funds. Any reporting responsibility of an Acquired Fund, including, but not limited to, the responsibility for filing regulatory reports, Tax Returns due, giving effect to extensions, relating to tax periods ending on or prior to the Closing Date (as defined in paragraph 3.1), or other documents with the Securities and Exchange Commission ("Commission"), any state securities commission, and any Federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund. Notwithstanding the preceding sentence, with respect to any Tax Return due, giving effect to extensions, after the Closing Date, the Acquiring Fund shall, on behalf of the Acquired Fund, cause such Tax Return to be timely filed and shall cause to be paid any taxes shown as due thereon. The parties shall reasonably cooperate with each other in connection with the preparation and filing of tax returns with respect to the Acquired Fund that are due after the Closing Date. For purposes of this Agreement: (i) "Tax
Return" means any return, declaration, report, claim for refund, information return or any similar filing or statement filed with any Taxing Authority (domestic, foreign or otherwise) that is related to Taxes, including any form, schedule or attachment thereto and any amendment or supplement thereof; (ii) "Tax" or "Taxes" means any taxes, assessments, levies, duties, fees and other governmental or similar charges, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, unclaimed property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any liability arising (a) from being or having been a member of an affiliated, consolidated, combined, unitary group or similar group for federal, state, local or foreign tax purposes or (b) as a result of being a successor to another person or transferee thereof, pursuant to contract or otherwise, in each case together with any interest, penalties, additions to tax or additional amounts imposed in connection with any of the foregoing; and (iii) "Taxing
Authority" means, with respect to any Tax, the nation, state, territory, province, county, city or other unit or subdivision thereof or any entity, authority, agency, department, board, commission, instrumentality, court or other judicial body authorized on behalf of any of the foregoing to exercise legislative, judicial, regulatory or administrative functions of or pertaining to government, and any governmental or non-governmental self-regulatory organization, including the
Financial Industry Regulatory Authority and the New York
Stock Exchange ("Governmental Authority") that imposes such Tax and the agency (if any) charged with the collection of such Tax for such Governmental Authority.
ARTICLE II

VALUATION
2.1.	Net Asset Value of the Acquired Funds. The net asset
value of Acquired Fund Shares shall be the net asset value computed as of the Effective Time, after the declaration and payment of any dividends and/or other distributions on that date, using the valuation procedures described in the then-current prospectus and statement of additional information of the Acquired Fund; provided, however, that in the event of any inconsistency with the valuation procedures of the
Acquiring Fund, the parties hereto shall confer and mutually agree on the valuation.
2.2.	Net Asset Value of the Acquiring Funds. With respect
to each Reorganization, the net asset value of each class of Acquiring Fund Shares shall be the same as the net asset value of the corresponding class of Acquired Fund Shares as computed in paragraph 2.1.
2.3.	Calculation of Number of Acquiring Fund Shares.
The number of Acquiring Fund Acquisition Shares of any
class to be issued (including fractional shares to the third decimal place, if any) in connection with each Reorganization shall be equal to the number of full and fractional Acquired Fund Shares of the corresponding class owned by Acquired
Fund Shareholders at the Effective Time.
2.4.	Direction of Calculation. All computations of value
with respect to an Acquired Fund shall be made by SEI Investments Global Funds Services in its capacity as accounting agent for the Acquired Funds. All computations of value with respect to an Acquiring Fund shall be made by
State Street Bank and Trust Company ("State Street"), in its capacity as accounting agent for the Acquiring Funds. All such computations shall be evaluated by HFMC, in its
capacity as adviser for the Acquiring Funds, in consultation with Schroder, the adviser to the Acquired Funds. Such computations shall be subject to confirmation by the Acquired Funds' and Acquiring Funds' respective transfer agents and independent registered public accounting firms.
2.5.	Effective Time. The Effective Time shall be the time
at which the Funds calculate their net asset values as set forth in their respective prospectuses (normally the close of regular trading on the New York Stock Exchange ("NYSE")) on the Closing Date (as defined in paragraph 3.1) (the "Effective Time").
ARTICLE III

CLOSING
3.1.	Closing. The Reorganizations, together with related
acts necessary to consummate the same ("Closing"), shall
occur at the principal office of HFMC on or about October 21, 2016, or at such other place and/or on such other date as to which the parties may agree, provided that Schroder, on behalf of an Acquired Fund, may unilaterally delay the closing upon prior written notice to Hartford Mutual Funds to allow enough time for sufficient votes of an Acquired Fund's shareholders to be obtained (the "Closing Date"). All acts taking place at the Closing shall be deemed to take place simultaneously as of the Effective Time.
3.2.	Transfer and Delivery of Assets. Each of Schroder
Capital Funds and Schroder Series Trust shall deliver, at the Closing, with respect to each Reorganization, a certificate executed by an authorized officer stating that (i) the Assets were delivered in proper form to the Acquiring Fund at the Effective Time, and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable Federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Acquired Fund's portfolio securities represented by a certificate or other written instrument shall be presented by J.P. Morgan Chase Bank
("J.P. Morgan"), as custodian for the Acquired Fund, to those persons at State Street who have primary responsibility for the safekeeping of the assets of the corresponding Acquiring
Fund. Such presentation shall be made available for
examination no later than five (5) business days prior to the Effective Time, and shall be transferred and delivered by the Acquired Fund as of the Effective Time for the account of the corresponding Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. J.P. Morgan shall deliver to those persons at State Street who have primary responsibility for the safekeeping of the assets of the Acquiring Fund as of the Effective Time by book entry, in accordance with the customary practices of J.P. Morgan and of each securities depository, as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (the "1940 Act"), in which the Acquired Fund's
Assets are deposited, such Acquired Fund's Assets deposited
with such depositories. The cash to be transferred by the Acquired Fund shall be delivered by wire transfer of Federal Funds at the Effective Time.
3.3.	Share Records. With respect to each Reorganization,
Schroder Capital Funds and Schroder Series Trust, as the case may be, shall direct Boston Financial Data Services, Inc., in its capacity as transfer agent for the Acquired Fund (the "Transfer Agent"), to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding Acquired Fund Shares
owned by each such Acquired Fund Shareholder immediately
prior to the Closing. The corresponding Acquiring Fund shall issue and deliver to the Secretary/Clerk of the Acquired Fund prior to the Effective Time a confirmation evidencing that the appropriate number of Acquiring Fund Shares will be credited to the Acquired Fund (or, at the Acquired Fund's option, to the Acquired Fund's Shareholders) at the Effective Time, or
provide other evidence satisfactory to the Acquired Fund as of the Effective Time that such Acquiring Fund Shares have been credited to the Acquired Fund's accounts (or those of the Acquired Fund Shareholders) on the books of the corresponding Acquiring Fund.
3.4.	Postponement of Effective Time. In the event that at
the Effective Time the NYSE or another primary trading market for portfolio securities of the Acquiring Funds or the Acquired Funds (each, an "Exchange") shall be closed to trading or trading thereupon shall be restricted, or trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Directors of Hartford Mutual Funds or the Boards of Trustees of Schroder Capital Funds and/or Schroder Series Trust, accurate appraisal of the value of the net assets of the Acquiring Funds or the Acquired Funds, respectively, is impracticable, the Effective Time shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
4.1.	Representations and Warranties of Schroder Capital
Funds. Except as has been fully disclosed to the Acquiring
Funds in a written instrument executed by an officer of
Schroder Capital Funds, Schroder Capital Funds, on behalf of its respective Acquired Funds listed on Exhibit A (each a "Schroder Capital Acquired Fund" and, together, the
"Schroder Capital Acquired Funds"), represents and warrants
to Hartford Mutual Funds, on behalf of the Acquiring Funds,
as follows:
(a)	Each Schroder Capital Acquired Fund is a duly
established series of Schroder Capital Funds, which is a
statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under its Trust Instrument and By-Laws, each as may be
amended from time to time, to own all of its properties and
assets and to carry on its business as it is presently conducted.
(b)	Schroder Capital Funds is an open-end management
investment company under the 1940 Act, and its current registration statement under the 1940 Act and the Securities
Act of 1933, as amended (the "1933 Act") is in full force and effect.
(c)	No consent, approval, authorization, or order of any
court or governmental authority is required for the
consummation by Schroder Capital Funds on behalf of any
Schroder Capital Acquired Fund of the transactions
contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as
amended (the "1934 Act"), and the 1940 Act, and such as may
be required under state securities laws.
(d)	The current prospectus and statement of additional
information of each Schroder Capital Acquired Fund
(collectively, as amended or supplemented from time to time, the "Schroder Capital Acquired Fund Prospectus") conform in
all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.
(e)	At the Effective Time, Schroder Capital Funds, on
behalf of each Schroder Capital Acquired Fund, will have
good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, Hartford Mutual Funds, on behalf of each corresponding Acquiring Fund, will acquire good and marketable title thereto.
(f)	Schroder Capital Funds is not engaged currently,
and the execution, delivery and performance of this
Agreement will not result in a material violation of its Trust Instrument or By-Laws, or of any agreement, indenture, instrument, contract, lease or other undertaking to which
Schroder Capital Funds, on behalf of a Schroder Capital
Acquired Fund, is a party or by which it is bound.
(g)	The execution, delivery and performance of this
Agreement will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which Schroder Capital Funds, on behalf of a Schroder Capital Acquired Fund, is a party or by which it is bound.
(h)	Except as set forth on Schedule 4.1(h), all material
contracts or other commitments of each Schroder Capital
Acquired Fund (other than this Agreement and certain
investment contracts, including options, futures, forward contracts and other similar instruments) will terminate without liability or obligation to the Schroder Capital Acquired Fund on or prior to the Effective Time.
(i)	Except as set forth on Schedule 4.1(i), no litigation
or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to
Schroder Capital Funds' knowledge, threatened against a
Schroder Capital Acquired Fund or any of its properties or
assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. Schroder Capital Funds on behalf of the Schroder
Capital Acquired Funds, knows of no facts which might form
the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated.
(j)	Each Acquiring Fund has been furnished with the
corresponding Schroder Capital Acquired Fund's annual
report to shareholders for the fiscal year ended October 31,
2015 and its semi-annual report to shareholders for the fiscal period ended April 30, 2016;
(k)	Each Acquiring Fund has been furnished with a
statement of assets, liabilities and capital and a schedule of investments of the corresponding Schroder Capital Acquired
Fund as of September 30, 2016.
(l)	The financial statements, including the notes
thereto, the Financial Highlights and the Schedule of
Investments, of the Schroder Capital Acquired Funds at
October 31, 2015 have been audited by
PricewaterhouseCoopers LLP, independent registered public accounting firm, and are in accordance with accounting principles generally accepted in the United States of America ("GAAP") consistently applied, and such statements (copies of which have been furnished to the Acquiring Funds) present fairly, in all material respects, the financial condition of each Schroder Capital Acquired Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of
any Schroder Capital Acquired Fund required to be reflected
on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.
(m)	The financial statements, including the notes
thereto, the Financial Highlights and the Schedule of
Investments, of the Schroder Capital Acquired Funds at April
30, 2016 are in accordance with GAAP consistently applied,
and such statements (copies of which have been furnished to
the Acquiring Funds) present fairly, in all material respects, the financial condition of each Schroder Capital Acquired
Fund as of such date in accordance with GAAP, and there are
no known contingent liabilities of any Schroder Capital
Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.
(n)	Since April 30, 2016, there has not been any
material adverse change in any Schroder Capital Acquired
Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by a Schroder Capital Acquired Fund of
indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund in writing. For the
purposes of this subparagraph (n), a decline in net asset value per share of Acquired Fund Shares due to declines in market values of securities held by a Schroder Capital Acquired Fund, the discharge of such Schroder Capital Acquired Fund's liabilities, or the redemption of the Schroder Capital Acquired Fund's shares by shareholders of a Schroder Capital Acquired
Fund shall not constitute a material adverse change.
(o)	 For each taxable year of each Schroder Capital
Acquired Fund (in the case of the taxable year that includes the Closing Date, for that portion of such taxable year ending with the Closing Date), such Schroder Capital Acquired Fund has met (or is expected to meet) the requirements of
Subchapter M of Chapter 1 of the Code for qualification as a regulated investment company ("RIC"), has been (or is expected to be) eligible to and has computed (or will compute)
its federal income tax under Section 852 of the Code, and has
(or will have) distributed substantially all of its investment company taxable income and net capital gain (in each case, as defined in the Code).
(p)	 To the best of the knowledge of each Schroder
Capital Acquired Fund, as applicable, all federal, state, local, foreign and other Tax Returns, dividend reporting forms, and other Tax-related reports of each Schroder Capital Acquired
Fund required by law to have been filed by the Closing Date, giving effect to extensions have been filed and are or will be correct in all material respects, and all federal, state, local, foreign and other Taxes (whether or not shown as due or required to be shown as due on said returns and reports) have been paid or provision has been made for the payment thereof.
(q)	 To the best of the knowledge of each Schroder
Capital Acquired Fund, as applicable, there are no audits, examinations, investigations or other proceedings pending or threatened by any Taxing Authority in writing with respect to such Schroder Capital Acquired Fund, and no waivers or
extensions of any statute of limitations have been granted or requested with respect to any Schroder Capital Acquired Fund.
(r)	 To the best of the knowledge of each Schroder
Capital Acquired Fund, as applicable, no Taxing Authority
with which any Schroder Capital Acquired Fund does not file
Tax Returns has claimed that such Schroder Capital Acquired
Fund is or may be subject to taxation by that Taxing
Authority, and no Taxing Authority with which any Schroder
Capital Acquired Fund does not file a particular Tax Return
has claimed that such Schroder Capital Acquired Fund is or
may be required to file such Tax Return.  No issue has been
raised by any Tax Authority in any prior examination of any Schroder Capital Acquired Fund which, by application of the same or similar principles, could reasonably be expected to
result in a material proposed deficiency for any subsequent taxable period. Schedule 4.1(r) lists (a) all jurisdictions in which each Schroder Capital Acquired Fund pays Taxes and/or has a duty to file Tax Returns and (b) all federal, state and franchise Tax Returns filed, by or on behalf of each
Schroder Capital Acquired Fund.  Each Schroder Capital
Acquired Fund does not have, nor has any Schroder Capital
Acquired Fund ever had, a permanent establishment in any
country other than the United States.
(s)	All issued and outstanding shares of the Schroder
Capital Acquired Funds are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by Schroder Capital Funds and have been offered and sold in every state and the District of Columbia in
compliance with applicable registration requirements and state securities laws. No Schroder Capital Acquired Fund has outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of such Schroder Capital Acquired Fund, nor is there outstanding any security convertible into any of the Schroder Capital Acquired Fund's shares.
(t)	The execution, delivery and performance of this
Agreement will have been duly authorized prior to the
Effective Time by all necessary action, if any, on the part of the Trustees of Schroder Capital Funds, on behalf of the
Schroder Capital Acquired Funds, and, subject to the approval of the shareholders of the Schroder Capital Acquired Funds,
this Agreement will constitute a valid and binding obligation of Schroder Capital Funds on behalf of each Schroder Capital Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.
(u)	The information to be furnished by the Schroder
Capital Acquired Funds for use in registration statements,
proxy materials and other documents filed or to be filed with any Federal, state or local regulatory authority (including the Financial Industry Regulatory Authority, Inc. ("FINRA")),
which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto.
(v)	Any information provided by Schroder Capital
Funds in respect of any Schroder Capital Acquired Fund in
writing for use in the N-14 (as defined in paragraph 5.6) will, at the effective date of the N-14, (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder.
(w)	For each year of each Schroder Capital Acquired
Fund's operation since its inception and following an initial two-year term, each Schroder Capital Acquired Fund's investment advisory agreement with Schroder, any investment adviser and/or sub-adviser has been properly approved by the
Board of Trustees of Schroder Capital Funds pursuant to
Section 15 of the 1940 Act.
(x)	Each Schroder Capital Acquired Fund's investment
operations, from inception to the date hereof, have been in compliance in all material respects with the investment policies and investment restrictions set forth in the prospectus and statement of additional information of the Schroder
Capital Acquired Funds, as in effect from time to time, except as previously disclosed in writing to Hartford Mutual Funds
and attached hereto.
4.2.	Representations and Warranties of Schroder Series
Trust. Except as has been fully disclosed to the Acquiring
Funds in a written instrument executed by an officer of
Schroder Series Trust, Schroder Series Trust, on behalf of its respective Acquired Funds listed on Exhibit A (each a
"Schroder Series Acquired Fund" and, together, the "Schroder Series Acquired Funds"), represents and warrants to Hartford Mutual Funds, on behalf of the Acquiring Funds, as follows:
(a)	Each Schroder Series Acquired Fund is a duly
established series of Schroder Series Trust, which is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with
power under its Declaration of Trust and By-Laws, each as
may be amended from time to time, to own all of its properties and assets and to carry on its business as it is presently
conducted.
(b)	Schroder Series Trust is an open-end management
investment company under the 1940 Act, and its current registration statement under the 1940 Act and the 1933 Act is in full force and effect.
(c)	No consent, approval, authorization, or order of any
court or governmental authority is required for the
consummation by Schroder Series Trust on behalf of any
Schroder Series Acquired Fund of the transactions
contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act, and the 1940 Act, and such as
may be required under state securities laws.
(d)	The current prospectus and statement of additional
information of each Schroder Series Acquired Fund
(collectively, as amended or supplemented from time to time, the "Schroder Series Acquired Fund Prospectus" and,
collectively with the Schroder Capital Acquired Fund
Prospectus, the "Acquired Fund Prospectus") conform in all material respects to the applicable requirements of the 1933
Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.
(e)	At the Effective Time, Schroder Series Trust, on
behalf of each Schroder Series Acquired Fund, will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, Hartford Mutual Funds, on behalf of each corresponding Acquiring Fund, will acquire good and marketable title thereto.
(f)	Schroder Series Trust is not engaged currently, and
the execution, delivery and performance of this Agreement
will not result a material violation of its Declaration of Trust or By-Laws, or of any agreement, indenture, instrument, contract, lease or other undertaking to which Schroder Series Trust, on behalf of a Schroder Series Acquired Fund, is a party or by which it is bound.
(g)	The execution, delivery and performance of this
Agreement will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which Schroder Series Trust, on behalf of a Schroder Series Acquired Fund, is a party or by which it is bound.
(h)	Except as set forth on Schedule 4.2(h), all material
contracts or other commitments of each Schroder Series
Acquired Fund (other than this Agreement and certain
investment contracts, including options, futures, forward contracts and other similar instruments) will terminate without liability or obligation to the Schroder Series Acquired Fund on or prior to the Effective Time.
(i)	Except as set forth on Schedule 4.2(i), no litigation
or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to
Schroder Series Trust's knowledge, threatened against a
Schroder Series Acquired Fund or any of its properties or
assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. Schroder Series Trust on behalf of the Schroder
Series Acquired Funds, knows of no facts which might form
the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated.
(j)	Each Acquiring Fund has been furnished with the
corresponding Schroder Series Acquired Fund's annual report
to shareholders for the fiscal year ended October 31, 2015 and its semi-annual report to shareholders for the fiscal period ended April 30, 2016;
(k)	Each Acquiring Fund has been furnished with a
statement of assets, liabilities and capital and a schedule of investments of the Schroder Series Acquired Fund as of
September 30, 2016.
(l)	The financial statements, including the notes
thereto, the Financial Highlights and the Schedule of
Investments, of the Schroder Series Acquired Funds at
October 31, 2015 have been audited by
PricewaterhouseCoopers LLP, independent registered public accounting firm, and are in accordance with GAAP consistently applied, and such statements (copies of which
have been furnished to the Acquiring Funds) present fairly, in all material respects, the financial condition of each Schroder Series Acquired Fund as of such date in accordance with
GAAP, and there are no known contingent liabilities of any Schroder Series Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.
(m)	The financial statements, including the notes
thereto, the Financial Highlights and the Schedule of
Investments, of the Schroder Series Acquired Funds at April
30, 2016 are in accordance with GAAP consistently applied,
and such statements (copies of which have been furnished to
the Acquiring Funds) present fairly, in all material respects, the financial condition of each Schroder Series Acquired Fund as of such date in accordance with GAAP, and there are no
known contingent liabilities of any Schroder Series Acquired
Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.
(n)	Since April 30, 2016, there has not been any
material adverse change in any Schroder Series Acquired
Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by a Schroder Series Acquired Fund of
indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund in writing. For the
purposes of this subparagraph (n), a decline in net asset value per share of Acquired Fund Shares due to declines in market values of securities held by a Schroder Series Acquired Fund, the discharge of such Schroder Series Acquired Fund's
liabilities, or the redemption of the Schroder Series Acquired Fund's shares by shareholders of a Schroder Series Acquired
Fund shall not constitute a material adverse change.
(o)	For each taxable year of each Schroder Series
Acquired Fund  (in the case of the taxable year that includes the Closing Date, for that portion of such taxable year ending with the Closing Date), such Schroder Series Acquired Fund has met (or is expected to meet) the requirements of
Subchapter M of Chapter 1 of the Code for qualification as a
RIC, has been (or is expected to be) eligible to and has
computed (or will compute) its federal income tax under
Section 852 of the Code, and has (or will have) distributed substantially all of its investment company taxable income and net capital gain (in each case, as defined in the Code).
(p)	To the best of the knowledge of each Schroder
Series Acquired Fund, as applicable, all federal, state, local, foreign and other Tax Returns, dividend reporting forms, and other Tax-related reports of each Schroder Series Acquired
Fund required by law to have been filed by the Closing Date, giving effect to extensions, have been filed and are or will be correct in all material respects, and all federal, state, local, foreign and other Taxes (whether or not shown as due or required to be shown as due on said returns and reports) have been paid or provision has been made for the payment thereof.
(q)	To the best of the knowledge of each Schroder
Series Acquired Fund, as applicable, there are no audits, examinations, investigations or other proceedings pending or threatened by any Taxing Authority in writing with respect to such Schroder Series Acquired Fund, and no waivers or
extensions of any statute of limitations have been granted or requested with respect to any Schroder Series Acquired Fund.
(r)	To the best of the knowledge of each Schroder
Series Acquired Fund, as applicable, no Taxing Authority with which any Schroder Series Acquired Fund does not file Tax
Returns has claimed that such Schroder Series Acquired Fund
is or may be subject to taxation by that Taxing Authority, and no Taxing Authority with which any Schroder Series Acquired
Fund does not file a particular Tax Return has claimed that
such Schroder Series Acquired Fund is or may be required to
file such Tax Return. No issue has been raised by any Tax Authority in any prior examination of any Schroder Series
Acquired Fund which, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period.
Schedule 4.2(r) lists (a) all jurisdictions in which each
Schroder Series Acquired Fund pays Taxes and/or has a duty
to file Tax Returns and (b) all federal, state and franchise Tax Returns filed, by or on behalf of each Schroder Series
Acquired Fund.  Each Schroder Series Acquired Fund does
not have, nor has any Schroder Series Acquired Fund ever
had, a permanent establishment in any country other than the
United States.
(s)	All issued and outstanding shares of the Schroder
Series Acquired Funds are, and on the Closing Date will be,
duly and validly issued and outstanding, fully paid and non-assessable by Schroder Series Trust and have been offered and sold in every state and the District of Columbia in compliance with applicable registration requirements and state securities laws. No Schroder Series Acquired Fund has outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of such Schroder Series Acquired Fund, nor is there outstanding any security convertible into any of the Schroder Series Acquired Fund's shares.
(t)	The execution, delivery and performance of this
Agreement will have been duly authorized prior to the
Effective Time by all necessary action, if any, on the part of the Trustees of Schroder Series Trust, on behalf of the
Schroder Series Acquired Funds, and, subject to the approval of the shareholders of the Schroder Series Acquired Funds,
this Agreement will constitute a valid and binding obligation of Schroder Series Trust on behalf of each Schroder Series Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.
(u)	The information to be furnished by the Schroder
Series Acquired Funds for use in registration statements,
proxy materials and other documents filed or to be filed with any Federal, state or local regulatory authority (including FINRA), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and
complete in all material respects and shall comply in all
material respects with Federal securities and other laws and regulations thereunder applicable thereto.
(v)	Any information provided by Schroder Series Trust
in respect of any Schroder Series Acquired Fund in writing for use in the N-14 (as defined in paragraph 5.6), will, at the effective date of the N-14, (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, and (ii) comply in all
material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder.
(w)	For each year of each Schroder Series Acquired
Fund's operation since its inception and following an initial two-year term, each Schroder Series Acquired Fund's investment advisory agreement with Schroder, any investment adviser or sub-adviser has been properly approved by the
Board of Trustees of Schroder Series Trust pursuant to Section
15 of the 1940 Act.
(x)	Each Schroder Series Acquired Fund's investment
operations, from inception to the date hereof, have been in compliance in all material respects with the investment policies and investment restrictions set forth in the prospectus and statement of additional information of the Schroder Series Acquired Funds, as in effect from time to time, except as previously disclosed in writing to Hartford Mutual Funds and attached hereto.
4.3.	Representations and Warranties of Hartford Mutual
Funds. Except as has been fully disclosed to the Acquired
Funds in a written instrument executed by an officer of
Hartford Mutual Funds, Hartford Mutual Funds, on behalf of
the Acquiring Funds, represents and warrants to Schroder
Capital Funds and Schroder Series Trust, on behalf of their respective Acquired Funds, as follows:
(a)	Each Acquiring Fund is a duly established series of
Hartford Mutual Funds, which is a corporation duly organized, validly existing and in good standing under the laws of the
State of Maryland with power under its Articles of
Amendment and Restatement and Amended and Restated By-
Laws, each as may be amended from time to time, to own all
of its properties and assets and to carry on its business as it is presently conducted.
(b)	Hartford Mutual Funds is registered with the
Commission as an open-end management investment
company under the 1940 Act, and the registration of the
Acquiring Fund Shares under the 1933 Act is in full force and effect, or will be in full force and effect on the Closing Date.
(c)	No consent, approval, authorization, or order of any
court or governmental authority is required for the
consummation by Hartford Mutual Funds on behalf of an
Acquiring Fund of the transactions contemplated herein,
except such as have been obtained under the 1933 Act, the
1934 Act, and the 1940 Act, and such as may be required
under state securities laws.
(d)	The current prospectus, statement of additional
information, shareholder reports, marketing and other related materials of each Acquiring Fund conforms in all material respects to the applicable requirements of the 1933 Act and
the 1940 Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading; provided, however, that the representations and warranties of this subparagraph (d) shall not apply to statements in or omissions from the materials described in this subparagraph (d) made in reliance upon and in conformity with information that was furnished by an
Acquired Fund or Schroder for use therein.
(e)	At the Effective Time, Hartford Mutual Funds, on
behalf of each Acquiring Fund, will have good and marketable title to the Acquiring Fund's assets, if any, free of any liens or other encumbrances.
(f)	Hartford Mutual Funds, on behalf of each Acquiring
Fund, is not engaged currently, and the execution, delivery
and performance of this Agreement will not result, in a
material violation of its Articles of Amendment and
Restatement or Amended and Restated By-Laws, or of any
agreement, indenture, instrument, contract, lease or other undertaking to which Hartford Mutual Funds, on behalf of an Acquiring Fund, is a party or by which it is bound.
(g)	The execution, delivery and performance of this
Agreement will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which Hartford Mutual Funds, on behalf of an Acquiring
Fund, is a party or by which it is bound.
(h)	Except as otherwise previously disclosed to
Schroder Capital Funds and Schroder Series Trust, as
applicable, on behalf of an Acquired Fund, in writing, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to Hartford Mutual Funds' knowledge, threatened against
an Acquiring Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect the Acquiring Fund's financial condition or the conduct of its business. Hartford Mutual Funds, on behalf of the Acquiring
Funds, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects an Acquiring Fund's business or its ability to consummate the transactions herein contemplated.
(i)	At the Effective Time, the Acquiring Funds will
have no assets (other than any seed capital invested by HFMC and/or its affiliates) and no liabilities. The Acquiring Funds have not commenced investment operations and will not commence investment operations until after the Effective
Time.
(j)	Each Acquiring Fund (i) will elect to be taxed as a
regulated investment company under Subchapter M of the
Code for its taxable year that includes the Effective Time, and intends to qualify for such treatment in such taxable year and in subsequent taxable years and (ii) intends to be eligible to compute its U.S. federal income tax under Section 852 of the
Code for the taxable year that includes the Effective Time.
(k)	The execution, delivery and performance of this
Agreement have been duly authorized by all necessary action, if any, on the part of the Directors of Hartford Mutual Funds, on behalf of each Acquiring Fund, and this Agreement
constitutes a valid and binding obligation of each Acquiring
Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.
(l)	The Acquiring Fund Shares to be issued and
delivered, pursuant to the terms of this Agreement, will at the Effective Time have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, will be fully paid and non-assessable by Hartford
Mutual Funds, and will have been issued in every state and the District of Columbia in compliance in all material respects with applicable registration requirements and applicable securities laws. The Acquiring Funds do not have outstanding any options, warrants or other rights to subscribe for or
purchase any of the shares of an Acquiring Fund, nor is there outstanding any security convertible into any of the Acquiring Funds' shares.
(m)	The information to be furnished by the Acquiring
Funds for use in the registration statements, proxy materials and other documents filed or to be filed with any Federal, state or local regulatory authority (including FINRA) that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal
securities and other laws and regulations thereunder applicable thereto.
(n)	The N-14 (as defined in paragraph 5.6), insofar as it
relates to the Acquiring Funds and the Acquiring Fund Shares, will, at the effective date of the N-14, (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder; provided, however, that the representations and warranties of this subparagraph (n) shall not apply to statements in or omissions from the N-14 made in reliance upon and in conformity with information that was furnished by the Acquired Funds in writing for use therein.
(o)	The investment advisory agreement with HFMC, the
investment sub-advisory agreement with Schroder, and the investment sub-sub-advisory agreement between Schroder and Schroder Investment Management North America Limited
with respect to each Acquiring Fund (as applicable) have been properly approved by the Board of Directors of Hartford
Mutual Funds pursuant to Section 15 of the 1940 Act.
4.4.	Representation and Warranty of Schroder. Schroder
represents and warrants to Hartford Mutual Funds, on behalf
of the Acquiring Funds, that the execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action, if any, on the part of Schroder, and this Agreement will constitute a valid and binding obligation of Schroder, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.
4.5.	Representation and Warranty of HFMC. HFMC
represents and warrants to Hartford Mutual Funds, on behalf of the Acquiring Funds, and to Schroder Capital Funds and Schroder Series Trust, on behalf of their respective Acquired Funds, that the execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action, if any, on the part of HFMC, and this Agreement will constitute a valid and binding obligation of HFMC, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.
ARTICLE V

COVENANTS AND AGREEMENTS
5.1.	Conduct of Business. Each Acquiring Fund and each
Acquired Fund will operate its business in the ordinary course consistent with past practice between the date hereof and the Effective Time, it being understood that such ordinary course of business with respect to an Acquired Fund will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.
5.2.	Meeting of Shareholders. Each of Schroder Capital
Funds and Schroder Series Trust will call a meeting of the shareholders of its associated Acquired Funds to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.
5.3.	No Distribution of Acquiring Fund Shares. Each
Acquired Fund covenants that the Acquiring Fund Shares to
be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.
5.4.	Information. Each Acquired Fund will assist the
corresponding Acquiring Fund in obtaining such information
as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund Shares.
5.5.	Other Necessary Action. Subject to the provisions of
this Agreement, the Acquiring Funds and the Acquired Funds
will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
5.6.	N-14. The Acquired Funds will provide the
Acquiring Funds with information regarding the Acquired
Funds, and the Acquiring Funds will provide the Acquired
Funds with information regarding the Acquiring Funds,
reasonably necessary for the preparation of the Combined
Proxy Statement and Prospectus on Form N-14 (the "N-14"),
in compliance with the 1933 Act, the 1934 Act and the 1940
Act, in connection with the meetings of the shareholders of the Acquired Funds to consider approval of this Agreement and the transactions contemplated herein and the associated registration of shares of the Acquiring Funds. As soon as reasonably practicable, the Acquiring Funds shall notify the Acquired Funds and the Acquired Funds shall notify the
Acquiring Funds of any information that may, from the
effective date of the N-14 through the date of the meeting of the shareholders of Schroder Capital Funds and Schroder
Series Trust, cause the N-14 to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.
5.7.	Liquidating Distribution. At the Effective Time (or as
soon as is reasonably practicable after the Closing of each Reorganization), the participating Acquired Fund will , at the Acquired Fund's option, cause Hartford Mutual Funds to distribute (or, will distribute) to the Acquired Fund Shareholders all of the Acquiring Shares to be received at the Closing in complete liquidation of the Acquired Fund.
5.8.	Best Efforts. The Acquiring Funds and the Acquired
Funds shall each use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent set forth in
Article VI to effect the transactions contemplated by this Agreement as promptly as practicable.
5.9.	Other Instruments. Hartford Mutual Funds, on behalf
of the Acquiring Funds, and each of Schroder Capital Funds
and Schroder Series Trust, on behalf of their respective
Acquired Funds, each covenants that it will, from time to time, as and when reasonably requested by the other party, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the other party may reasonably deem necessary or desirable in order to vest in and confirm (a) Schroder Capital Funds' and Schroder Series Trust's, on
behalf of their respective Acquired Funds, title to and possession of the Acquiring Fund Shares to be delivered hereunder, and (b) Hartford Mutual Funds', on behalf of the Acquiring Funds, title to and possession of all the Assets and otherwise to carry out the intent and purpose of this
Agreement.
5.10.	Regulatory Approvals. The Acquiring Funds will use
all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Effective Time.
ARTICLE VI

CONDITIONS PRECEDENT
6.1.	Conditions Precedent to Obligations of Acquired
Funds. The obligations of Schroder Capital Funds and
Schroder Series Trust, on behalf of their respective Acquired Funds, to consummate the transactions provided for herein shall be subject, at Schroder Capital Funds' and Schroder
Series Trust's election, to the following conditions:
(a)	All representations and warranties of Hartford
Mutual Funds, on behalf of the Acquiring Funds, contained in this Agreement shall be true and correct in all material
respects as of the date hereof and, except as they may be
affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.
(b)	Hartford Mutual Funds, on behalf of each Acquiring
Fund, shall have delivered to the corresponding Acquired
Fund a certificate executed in the name of the Acquiring Fund by its President or Vice President and its Treasurer or
Assistant Treasurer, in a form reasonably satisfactory to
Schroder Capital Funds or Schroder Series Trust, as
applicable, and dated as of the Effective Time, to the effect that the representations and warranties of Hartford Mutual
Funds, on behalf of the Acquiring Fund, made in this
Agreement are true and correct at and as of the Effective
Time, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as Schroder Capital Funds or Schroder Series Trust, as
applicable, shall reasonably request.
(c)	Hartford Mutual Funds, on behalf of each Acquiring
Fund, shall have executed and delivered to the Acquired Fund an Assumption of Liabilities dated as of the Closing Date
pursuant to which the Acquiring Fund will assume all of the liabilities of the Acquired Fund existing at the Closing Date.
(d)	Hartford Mutual Funds, on behalf of each Acquiring
Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by Hartford Mutual Funds, on behalf of the Acquiring Fund, on or before the Effective Time.
(e)	Each Acquired Fund and the corresponding
Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued in connection with the applicable Reorganization after such number has been calculated in accordance with paragraph 2.3.
(f)	All actions taken by the Hartford Mutual Funds and
any Acquiring Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the applicable Acquired Fund.
(g)	All actions taken by Schroder Capital Funds,
Schroder Series Trust, or Acquired Fund in connection with
the transactions contemplated by this Agreement and all
documents incidental thereto shall be reasonably satisfactory in form and substance to the applicable Acquiring Fund.
(h)	Schroder Capital Funds and Schroder Series Trust,
as applicable, shall have received on the Closing Date the
opinion or opinions of Venable LLP, Maryland counsel to
Hartford Mutual Funds, and/or Dechert LLP, counsel to
Hartford Mutual Funds, dated as of the Closing Date, covering the following points:
       (1)	Hartford Mutual Funds is a corporation duly
organized, validly existing and in good standing under the
laws of the State of Maryland and has the power to own all of the Acquiring Funds' properties and assets and to carry on its business, including that of each Acquiring Fund, as a registered investment company;
       (2)	The Agreement has been duly authorized,
executed, and delivered by Hartford Mutual Funds, on behalf
of each Acquiring Fund and, assuming due authorization,
execution and delivery of the Agreement by Schroder Capital
Funds or Schroder Series Trust, as applicable, is a valid and binding obligation of Hartford Mutual Funds on behalf of the Acquiring Fund enforceable against Hartford Mutual Funds in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles;
       (3)	The Acquiring Fund Shares to be issued as
provided by this Agreement are duly authorized, upon delivery will be validly issued and outstanding, and will be fully paid and non-assessable by Hartford Mutual Funds and no
shareholder of an Acquiring Fund has any preemptive rights to subscription or purchase in respect thereof;
       (4)	The execution and delivery of the
Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a violation of Hartford Mutual Funds' Articles of Amendment and Restatement or
Amended and Restated By-Laws or any provision of any
agreement specified in a Certificate of Officer of Hartford
Mutual Funds, to which Hartford Mutual Funds or an
Acquiring Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under such agreement or any judgment or decree to which Hartford
Mutual Funds is a party or by which it is bound, specified in such a Certificate of Officer;
       (5)	No consent, approval, authorization or order
of any court or governmental authority of the United States or the State of Maryland is required to be obtained by Hartford Mutual Funds in order to consummate the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws;
       (6)	Hartford Mutual Funds is a registered
investment company classified as a management company of
the open-end type with respect to each series of shares it
offers, including those of each Acquiring Fund, under the
1940 Act, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect;
       (7)	The N-14 has become effective and, to the
knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued; and
       (8)	To the knowledge of such counsel (as to
which such counsel may rely exclusively on a certificate of an officer of Hartford Mutual Funds), and except as otherwise disclosed to Schroder Capital Funds and Schroder Series Trust pursuant to paragraph 4.3(h) of this Agreement, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to Hartford Mutual Funds or an Acquiring Fund and neither Hartford Mutual Funds nor an Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and
adversely affects its business.
6.2.	Conditions Precedent to Obligations of Acquiring
Funds. The obligations of Hartford Mutual Funds, on behalf of each Acquiring Fund, to complete the transactions provided
for herein shall be subject, at Hartford Mutual Funds' election, to the following conditions:
(a)	All representations and warranties of Schroder
Capital Funds and Schroder Series Trust, on behalf of their respective Acquired Funds, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the
Effective Time.
(b)	Schroder Capital Funds and Schroder Series Trust,
as applicable, shall have delivered to each Acquiring Fund a statement of each Acquired Fund's Assets and liabilities, as of the Effective Time, that is prepared in accordance with GAAP and certified by the Treasurer of Schroder Capital Funds or
Schroder Series Trust.
(c)	Schroder Capital Funds and Schroder Series Trust,
on behalf of each of their respective Acquired Funds, shall
have delivered to the corresponding Acquiring Funds a
certificate executed in the name of the Acquired Fund by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquiring
Fund and dated as of the Effective Time, to the effect that the representations and warranties of Schroder Capital Funds and Schroder Series Trust, as applicable, on behalf of the Acquired Fund, made in this Agreement are true and correct at and as of the Effective Time, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as Hartford Mutual Funds shall reasonably
request.
(d)	Schroder Capital Funds and Schroder Series Trust,
on behalf of each of their respective Acquired Funds, shall
have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by Schroder Capital Funds and Schroder Series
Trust, on behalf of each of their Acquired Funds, on or before the Effective Time.
(e)	Each Acquired Fund and the corresponding
Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganizations after such number has been
calculated in accordance with paragraph 2.3.
(f)	Hartford Mutual Funds shall have received on the
Closing Date the opinion or opinions of Smith, Katzenstein & Jenkins LLP, Delaware counsel to Schroder Capital Funds, and/or Ropes & Gray LLP, counsel to each of Schroder
Capital Funds and Schroder Series Trust, dated as of the
Closing Date, covering the following points:
       (1)	Schroder Capital Funds is a statutory trust
duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power to own all of the properties and assets of the Schroder Capital Acquired
Funds, as listed on Exhibit A attached hereto, and to carry on its business, including that of the Schroder Capital Acquired Funds, as a registered investment company or series thereof;
       (2)	Schroder Series Trust is a business trust duly
organized, validly existing and in good standing under the
laws of the Commonwealth of Massachusetts and has the
power to own all of the properties and assets of the Schroder Series Acquired Funds, as listed on Exhibit A attached hereto, and to carry on its business as described in the Prospectus, including that of the Schroder Series Acquired Funds, as a registered investment company or series thereof;
       (3)	The Agreement has been duly authorized by
Schroder Capital Funds and Schroder Series Trust, on behalf
of each of their respective Acquired Funds, and, assuming due authorization, execution and delivery of the Agreement by
Hartford Mutual Funds, is a valid and binding obligation of Schroder Capital Funds and Schroder Series Trust, as
applicable, on behalf of the applicable Acquired Funds, enforceable against Schroder Capital Funds and Schroder
Series Trust in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles;
       (4)	The execution and delivery of the
Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a violation of Schroder Capital Funds' Trust Instrument or By-Laws, Schroder Series Trust's Agreement and Declaration of Trust or By-Laws or
any provision of any agreement specified in a Certificate of Officer of Schroder Series Trust or Schroder Capital Funds, as
the case may be, to which such Trust or an Acquired Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any such agreement or any judgment or decree to which Schroder Capital Funds or
Schroder Series Trust is a party or by which it is bound, specified in such a Certificate of Officer;
       (5)	No consent, approval, authorization or order
of any court or governmental authority of the United States or the State of Delaware is required to be obtained by Schroder Capital Funds in order to consummate the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws;
       (6)	To the knowledge of such counsel, no
consent, approval, authorization or order of any court or governmental authority of the United States or the
Commonwealth of Massachusetts is required to be obtained by Schroder Series Trust in order to consummate the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws;
       (7)	Each of Schroder Capital Funds and
Schroder Series Trust is a registered investment company classified as a management company of the open-end type with respect to each series of shares it offers, including those of the applicable Acquired Funds, under the 1940 Act, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect;
       (8)	To the knowledge of such counsel (as to
which such counsel may rely exclusively on a certificate of an officer of Schroder Series Trust or Schroder Capital Funds, as
the case may be), and except as otherwise disclosed to
Hartford Mutual Funds pursuant to paragraphs 4.1(i) and
4.2(i) of this Agreement, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to Schroder Capital Funds, Schroder Series Trust or an Acquired
Fund and neither Schroder Capital Funds, Schroder Series
Trust nor an Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business.
6.3.	Other Conditions Precedent. If any of the conditions
set forth in this paragraph 6.3 have not been satisfied on or before the Effective Time, Hartford Mutual Funds or HFMC
(as applicable), on behalf of an Acquiring Fund, or Schroder Capital Funds or Schroder Series Trust, on behalf of an
Acquired Fund, shall, at its option, not be required to
consummate the transactions contemplated by this Agreement.
(a)	The Agreement and the transactions contemplated
herein shall have been approved by the requisite vote of the holders of the outstanding shares of an Acquired Fund in accordance with the provisions of Schroder Capital Funds'
Trust Instrument and By-Laws, Schroder Series Trust's
Agreement and Declaration of Trust and By-Laws, as the case
may be, applicable state law and the 1940 Act and the
regulations thereunder, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund. With the consent of Schroder, in its sole discretion, the Shareholder Meeting may be adjourned or postponed to allow for solicitation of additional votes in favor of approval of the Agreement or any transactions contemplated by this Agreement, including one or more of the Reorganizations. Notwithstanding anything herein to the contrary, Hartford Mutual Funds and Schroder Capital Funds
or Schroder Series Trust, on behalf of either an Acquiring
Fund or an Acquired Fund, respectively, may not waive the conditions set forth in this paragraph 6.3(a).
(b)	At the Effective Time, no action, suit or other
proceeding shall be pending or, to the knowledge of Hartford Mutual Funds or Schroder Capital Funds or Schroder Series
Trust, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.
(c)	All consents of other parties and all other consents,
orders and permits of Federal, state and local regulatory authorities deemed necessary by Hartford Mutual Funds or
Schroder Capital Funds and Schroder Series Trust, as
applicable, to permit consummation, in all material respects, of the transactions contemplated hereby shall have been
obtained, except where failure to obtain any such consent,
order or permit would not involve a risk of a material adverse effect on the assets or properties of an Acquiring Fund or an Acquired Fund.
(d)	The N-14 shall have become effective under the
1933 Act and no stop orders suspending the effectiveness
thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.
(e)	The registration statement on Form N-1A with
regard to the Acquiring Funds shall have become effective
under the 1933 Act, and no stop order suspending
effectiveness thereof shall have been issued and to the best knowledge of the Hartford Mutual Funds, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.
(f)	Hartford Mutual Funds and Schroder Capital Funds
and Schroder Series Trust, as applicable, shall have received an opinion of Ropes & Gray LLP, in a form reasonably
acceptable to Dechert LLP, as to federal income tax matters substantially to the effect that, based on the facts, representations and assumptions stated therein and conditioned on consummation of the Reorganizations in
accordance with this Agreement, for federal income tax
purposes:
       (1)	The transfer by an Acquired Fund of all of
its assets to the corresponding Acquiring Fund in exchange
solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund as specified herein, and the distribution of such shares to the Acquired Fund Shareholders, as provided in this Agreement, will constitute a reorganization under Section 368(a) of the
Code.
       (2)	No gain or loss will be recognized by an
Acquired Fund, upon (i) the transfer of all its assets to the Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund or (ii) the distribution of the Acquiring
Fund Shares by the Acquired Fund to its shareholders in liquidation, except that the Acquired Fund may be required to recognize gain or loss with respect to (A) contracts described in Section 1256(b) of the Code, (B) stock in a passive foreign investment company, as defined in Section 1297(a) of the
Code, or (C) any other gain or loss required to be recognized upon the termination of a position, or upon the transfer of such asset regardless of whether such a transfer would otherwise be a nontaxable transaction under the Code.
       (3)	No gain or loss will be recognized by an
Acquiring Fund upon receipt of the assets of the Acquired
Fund in exchange for Acquiring Fund Shares and the
assumption by the Acquiring Fund of all liabilities of the
Acquired Fund.
       (4)	No gain or loss will be recognized by the
shareholders of an Acquired Fund upon the distribution to
them by the Acquired Fund of the Acquiring Fund Shares in
exchange for their shares of the Acquired Fund.
       (5)	The basis of the Acquiring Fund Shares
received by each shareholder of an Acquired Fund will be the same as the basis of the shareholder's Acquired Fund shares
exchanged therefor.
       (6)	The basis of an Acquired Fund's Assets
received by the corresponding Acquiring Fund will be the
same as the basis of such Assets in the hands of the Acquired
Fund immediately prior to the transactions.
       (7)	Each shareholder's holding period for the
Acquiring Fund Shares will be determined by including the
period for which the shareholder held the shares of the
applicable Acquired Fund exchanged therefor, provided that
the shareholder held such shares of the Acquired Fund as a
capital asset at the time of the exchange.
       (8)	The holding period of an Acquiring Fund
with respect to the corresponding Acquired Fund's Assets will include the period for which the Acquired Fund's Assets were held by the Acquired Fund.
       (9)	An Acquiring Fund will succeed to and take
into account those tax attributes of the corresponding
Acquired Fund that are described in Section 381(c) of the
Code subject to the conditions and limitations specified in the Code, the regulations thereunder, and existing court decisions and published interpretations of the Code and Regulations.
              The delivery of such opinion is conditioned
upon receipt by Ropes & Gray LLP of representations it shall request of Hartford Mutual Funds and Schroder Capital Funds and Schroder Series Trust on behalf of the Acquiring Funds
and the Acquired Funds, respectively. Notwithstanding
anything herein to the contrary, neither party may waive the condition set forth in this paragraph 6.3(f).
(g)	J.P. Morgan or an appropriate officer of Schroder
Capital Funds or Schroder Series Trust, as applicable, shall have delivered such certificates or other documents as set forth in paragraph 3.2.
(h)	The Transfer Agent shall have delivered to Hartford
Mutual Funds a certificate of its authorized officer as set forth in paragraph 3.3.
(i)	The Acquiring Fund shall have issued and delivered
to the Secretary/Clerk of the Acquired Funds the confirmation as set forth in paragraph 3.3.
(j)	Each party shall have delivered to the other such
bills of sale, checks, assignments, receipts or other documents as reasonably requested by such other party or its counsel.
(k)	All conditions to HFMC's obligations, as set forth in
Section 2.1 of the Framework Agreement entered into by and
between HFMC and Schroder (the "Framework Agreement"),
shall be satisfied unless waived by HFMC in writing.
(l)	All conditions to Schroder obligations, as set forth
in Section 2.1 of the Framework Agreement, shall be satisfied unless waived by Schroder in writing.
ARTICLE VII

INDEMNIFICATION
7.1.	Indemnification by Hartford Mutual Funds. Hartford
Mutual Funds, solely out of an Acquiring Fund's assets and property, agrees to indemnify and hold harmless Schroder
Capital Funds and Schroder Series Trust, as applicable, the corresponding Acquired Fund, and its trustees, officers, employees and agents (the "Schroder Indemnified Parties")
from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Schroder Indemnified Parties may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by such Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement, provided that this indemnification shall not apply to the extent such loss, claim, damage, liability or expense (or actions with respect thereto) shall be due to any negligent, intentional or fraudulent act, omission or error of the Acquired Fund, or its respective trustees, officers or agents.
7.2.	Indemnification by Schroder Capital Funds and
Schroder Series Trust. Each of Schroder Capital Funds and Schroder Series Trust, solely out of the applicable Acquired Fund's assets and property, agrees to indemnify and hold harmless Hartford Mutual Funds, the corresponding Acquiring Fund, and their directors, officers, employees and agents (the "Hartford Indemnified Parties") from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Hartford Indemnified Parties may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by such Acquired Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement, provided that this indemnification shall not apply to the extent such loss, claim, damage, liability or expense (or actions with respect thereto) shall be due to any negligent, intentional or fraudulent act, omission or error of the Acquiring Fund, or its respective directors, officers or agents.
7.3.	Liability of Schroder Capital Funds and Schroder
Series Trust. Hartford Mutual Funds understands and agrees
that the obligations of each of Schroder Capital Funds and Schroder Series Trust on behalf of their respective Acquired Funds under this Agreement shall not be binding upon any trustee, shareholder, nominee, officer, agent or employee of either Schroder Capital Funds or Schroder Series Trust personally, but bind only Schroder Capital Funds or Schroder Series Trust, as applicable, on behalf of the applicable Acquired Fund and the Acquired Fund's property. Moreover, no series of Schroder Capital Funds or Schroder Series Trust other than an appropriate Acquired Fund shall be responsible for the obligations of Schroder Capital Funds or Schroder
Series Trust hereunder, and all persons shall look only to the assets of that Acquired Fund to satisfy the obligations of the Acquired Fund hereunder. Hartford Mutual Funds represents that it has notice of the provisions of the Trust Instrument of Schroder Capital Funds and the Agreement and Declaration of Trust of Schroder Series Trust disclaiming shareholder and trustee liability for acts or obligations of an Acquired Fund.
7.4.	Liability of Hartford Mutual Funds. Each of Schroder
Capital Funds and Schroder Series Trust understands and agrees that the obligations of Hartford Mutual Funds on behalf of the Acquiring Funds under this Agreement shall not be binding upon any director, shareholder, nominee, officer, agent or employee of Hartford Mutual Funds personally, but bind only Hartford Mutual Funds on behalf of an Acquiring
Fund and the Acquiring Fund's property. Moreover, no series of Hartford Mutual Funds other than the appropriate
Acquiring Fund shall be responsible for the obligations of Hartford Mutual Funds hereunder, and all persons shall look only to the assets of that Acquiring Fund to satisfy the obligations of the Acquiring Fund hereunder. Each of Schroder Capital Funds and Schroder Series Trust represents that it has notice of the provisions of the Articles of Amendment and Restatement of Hartford Mutual Funds disclaiming shareholder and trustee liability for acts or obligations of an Acquiring Fund.
ARTICLE VIII

BROKERAGE FEES; EXPENSES; INSURANCE

8.1.	No Broker or Finder Fees. Each Acquiring Fund and
each Acquired Fund represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.
8.2.	Expenses of the Reorganizations. Schroder and
HFMC agree that none of the costs and expenses incurred in connection with the Reorganizations, whether or not the Reorganizations are consummated, will be borne by Schroder Capital Funds or Schroder Series Trust on behalf of the Acquired Funds or by Hartford Mutual Funds on behalf of the Acquiring Funds, and that such costs and expenses will be borne by Schroder and HFMC.  Specifically, legal and
accounting fees and expenses and other expenses relating to meetings of the Trustees of Schroder Capital Funds and
Schroder Series Trust, and to the Trustees' review and consideration of the Reorganizations and related matters, shall be borne by Schroder. Legal and accounting fees and expenses and other expenses relating to meetings of the board of directors of Hartford Mutual Funds, and to the board's review and consideration of the Reorganizations and related matters, shall be borne by HFMC. Other costs and expenses of the Funds relating to the Reorganizations shall be borne by Schroder and HFMC in accordance with the Framework
Agreement.
8.3.	Insurance.  Schroder agrees that, for a period
beginning at the Closing Date and ending no less than six years thereafter, it will have arranged for the provision of directors and officers errors and omissions insurance that is substantially similar in scope to the current coverage ("Insurance") covering the current and former Trustees and officers of Schroder Capital Funds and Schroder Series Trust, with respect to the Acquired Funds, with respect to "Wrongful Acts" (as defined under the Insurance) committed on or prior to the Closing Date.
ARTICLE IX

AMENDMENTS AND TERMINATION
9.1.	Amendments. This Agreement may be amended,
modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of Hartford Mutual Funds, Schroder Capital Funds and Schroder Series
Trust, on behalf of either an Acquiring Fund or an Acquired Fund, respectively; provided, however, that following the approval of this Agreement by the shareholders of an
Acquired Fund pursuant to paragraph 6.3(a) of this
Agreement, no such amendment may have the effect of
changing the provisions for determining the number of
Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.
9.2.	Termination. This Agreement may be terminated by
the mutual agreement of Schroder Capital Funds (with regard
to it and the Schroder Capital Acquired Funds), Schroder
Series Trust (with regard to it and the Schroder Series Acquired Funds), and Hartford Mutual Funds prior to the
Closing Date.
       In addition, Schroder Capital Funds (with regard to it and the Schroder Capital Acquired Funds), Schroder Series
Trust (with regard to it and the Schroder Series Acquired Funds), or Hartford Mutual Funds may at its option terminate this Agreement, with respect to one or more Reorganizations at or prior to the Closing Date because:
(a)	Of a material breach by the other of any
representation, warranty, covenant or agreement contained herein to be performed by the other party at or prior to the Closing Date;
(b)	A condition herein expressed to be precedent to the
obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met as of November 23, 2016;
(c)	The Framework Agreement has been terminated by
either Schroder or HFMC in accordance with the terms
thereof;
(d)	Any governmental authority of competent
jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this
Section 9.2(c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied; or
(e)	The Boards of Trustees of Schroder Capital Funds
or Schroder Series Trust, or the Board of Directors of Hartford Mutual Funds has resolved to terminate this Agreement after determining in good faith that circumstances have developed that would make proceeding with a Reorganization not in the best interests of an Acquired Fund's shareholders or an Acquiring Fund's shareholders.

ARTICLE X

NOTICES
              Any notice, report, statement or demand
required or permitted by any provisions of this Agreement
shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed as follows:
If to Hartford Mutual Funds:
The Hartford Mutual Funds II, Inc.
c/o Hartford Funds Management Company, LLC
5 Radnor Corporate Center
100 Matsonford Road, Suite 300
Radnor, Pennsylvania 19087
Attention: Alice A. Pellegrino
Telephone: (610) 386-1844
Fax: (860) 843-8665
Email: Alice. Pellegrino@hartfordfunds.com
With copies (which shall not constitute notice) to:
Dechert LLP
One International Place
100 Oliver Street, 40th Floor
Boston, Massachusetts 02110
Attention: John V. O'Hanlon
Telephone: (617) 728-7111
Fax: (617) 275-8367
Email: john.ohanlon@dechert.com
If to Schroder Capital Funds:
Schroder Capital Funds (Delaware)
875 Third Avenue
22nd Floor
New York, NY 10022
Attention: Legal Department
Telephone: 212-641-3800
Fax: 212-632-2990
Email: USLegal@schroders.com
With a copy (which shall not constitute notice) to:
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA  02199
Attention: Timothy W. Diggins, Esq.
Telephone: 617-951-7389
Fax: 617-235-0020
Email: timothy.diggins@ropesgray.com
If to Schroder Series Trust:
Schroder Series Trust
875 Third Avenue
22nd Floor
New York, NY 10022
Attention: Legal Department
Telephone: 212-641-3800
Fax: 212-632-2990
Email: USLegal@schroders.com

With a copy (which shall not constitute notice) to:
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA  02199
Attention: Timothy W. Diggins, Esq.
Telephone: 617-951-7389
Fax: 617-235-0020
Email: timothy.diggins@ropesgray.com

ARTICLE XI

MISCELLANEOUS
11.1.	Entire Agreement. Schroder Capital Funds, Schroder
Series Trust and Hartford Mutual Funds agree that they have
not made any representation, warranty or covenant, on behalf of either an Acquired Fund or an Acquiring Fund,
respectively, not set forth herein, and that this Agreement constitutes the entire agreement between the parties.
11.2.	Headings. The Article and paragraph headings
contained in this Agreement are for reference purposes only
and shall not affect in any way the meaning or interpretation of this Agreement.
11.3.	Governing Law. This Agreement shall be governed
by and construed in accordance with the laws of the State of
New York without regard to its principles of conflicts of laws.
11.4.	Assignment. This Agreement shall bind and inure to
the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
11.5.	Counterparts. This Agreement may be executed in
one or more counterparts, each of which shall be deemed an original, but all taken together shall constitute one agreement.


              IN WITNESS WHEREOF, each of the
parties hereto has caused this Agreement to be executed as of the 21st day of October, 2016.

Schroder Capital Funds
(Delaware)
on behalf of its series listed
on Exhibit A

Schroder Series Trust
on behalf of its series listed
on Exhibit A

By: ___/s/ Alan M.
Mandel_____________
By: ___/s/ Alan M.
Mandel_____________
Name: ___ Alan M. Mandel
______________
Name: ___ Alan M. Mandel
______________
Title: _Treasurer and
Principal Financial
Officer____________
Title: _Treasurer and
Principal Financial
Officer____________

The Hartford Mutual Funds II, Inc.
on behalf of its series listed on
Exhibit A


By: __/s/ James E.
Davey____________________


Name: __ James E. Davey
___________________


Title: __President and Chief Executive
Officer_____



Solely for purposes of
paragraphs 2.4, 4.4,
8.2, and 8.3

Solely for purposes of paragraphs
2.4, 4.5,
8.2, and 8.3


Schroder Investment
Management North
America Inc.
Hartford Funds Management
Company, LLC

By: ___ /s/ Mark A.
Hemenetz ____________
By: __/s/ James E.
Davey____________________

Name: __Mark A.
Hemenetz__________
Name: __ James E. Davey
___________________

Title: ___Authorized
Signatory___________
Title: __President and Chief
Executive Officer____



By: __/s/ Karl Dasher _________________

Name: _Karl Dasher__________________

Title: __Authorized Signatory___________


Schedule 4.1(h)
Material Contracts or Other Commitments of Each
Schroder Capital Acquired Fund
Except as enumerated below (and only for so long as services are provided by J.P. Morgan with respect to the Schroder Capital Acquired Funds), each Schroder Capital Acquired
Fund has informed all of its service providers with which it has a contract material to the Schroder Capital Acquired Fund that the Schroder Capital Acquired Fund will be reorganized into the Acquiring Fund as of the Effective Time and that the relevant service contracts will terminate accordingly. The Acquired Funds are in the process of securing signature pages to evidence the amendments effecting the terminations.

(1) Global Custody Agreement between Schroder
Capital Funds and The Chase Manhattan Bank (now known as "JPMorgan Chase Bank, N.A."), dated as of November 5, 2001, as amended to date.




Schedule 4.2(h)
Material Contracts or Other Commitments of Each
Schroder Series Acquired Fund
Except as enumerated below (and only for so long as services are provided by J.P. Morgan with respect to the Schroder Series Acquired Funds), each Schroder Series Acquired Fund has informed all of its service providers with which it has a contract material to the Schroder Series Acquired Fund that the Schroder Series Acquired Fund will be reorganized into the Acquiring Fund as of the Effective Time and that the relevant service contracts will terminate accordingly. The Acquired Funds are in the process of securing signature pages to evidence the amendments effecting the terminations.

(1) Global Custody Agreement between Schroder
Series Trust and The Chase Manhattan Bank (now known as "JPMorgan Chase Bank, N.A."), dated as of November 5, 2001, as amended to date.

Schedule 4.1(i)
Litigation, Administrative Proceedings, and Investigations of Schroder Capital Funds
None.


Schedule 4.2(i)

Litigation, Administrative Proceedings, and Investigations of Schroder Series Trust
None.



Schedule 4.1(r)
Taxable Jurisdictions of Schroder Capital Funds
Pursuant to paragraph 4.1(r)(a) of the Agreement, each Schroder Capital Acquired Fund pays Taxes and/or has a duty to file Tax Returns in the following jurisdictions:

(a) Federal (IRS)

(b) New York State

(c) New York City

(d) Delaware

In addition, each Schroder Capital Acquired Fund may pay
Taxes and/or file Tax Returns in foreign jurisdictions in which such Schroder Capital Acquired Fund invests and will provide
(i) by October 31, 2016, a list of the jurisdictions in which it has filed a tax return in the past twelve (12) months and (ii) within thirty (30) days of Closing, a list of the jurisdictions in which it has paid taxes in the past twelve (12) months.
Pursuant to paragraph 4.1(r)(b) of the Agreement, each Schroder Capital Acquired Fund has filed its required federal, state, and franchise Tax Returns since inception.

Schedule 4.2(r)
Taxable Jurisdictions of Schroder Series Trust
Pursuant to paragraph 4.2(r)(a) of the Agreement, each Schroder Series Acquired Fund pays Taxes and/or has a duty to file Tax Returns in the following jurisdictions:

(a) Federal (IRS)

(b) New York State

(c) New York City

(d) Massachusetts

In addition, each Schroder Series Acquired Fund may pay
Taxes and/or file Tax Returns in foreign jurisdictions in which such Schroder Series Acquired Fund invests and will provide
(i) by October 31, 2016, a list of the jurisdictions in which it has filed a tax return in the past twelve (12) months and (ii) within thirty (30) days of Closing, a list of the jurisdictions in which it has paid taxes in the past twelve (12) months.

Pursuant to paragraph 4.1(r)(b) of the Agreement, each Schroder Series Acquired Fund has filed its required federal, state, and franchise Tax Returns since inception.

Exhibit A
Acquired Funds*
Acquiring Funds**
Schroder Absolute Return
EMD and Currency Fund
Hartford Schroders Emerging
Markets Debt and Currency
Fund
Schroder Broad Tax-Aware
Value Bond Fund
Hartford Schroders Tax-
Aware Bond Fund
Schroder Emerging Market
Equity Fund
Hartford Schroders Emerging
Markets Equity Fund
Schroder Emerging Markets
Multi-Sector Bond Fund
Hartford Schroders Emerging
Markets Multi-Sector Bond
Fund
Schroder Global Multi-Asset
Income Fund
Hartford Schroders Income
Builder Fund
Schroder Global Strategic
Bond Fund
Hartford Schroders Global
Strategic Bond Fund
Schroder International Alpha
Fund
Hartford Schroders
International Stock Fund
Schroder International Multi-
Cap Value Fund
Hartford Schroders
International Multi-Cap Value
Fund
Schroder U.S. Opportunities
Fund
Hartford Schroders US Small
Cap Opportunities Fund
Schroder U.S. Small and Mid
Cap Opportunities Fund
Hartford Schroders US
Small/Mid Cap Opportunities
Fund
* Schroder International Alpha Fund and Schroder U.S. Opportunities Fund are series of Schroder Capital Funds (Delaware), a Delaware statutory trust, and the other eight Acquired Funds are series of Schroder Series Trust, a Massachusetts business trust.
** Each of the Acquiring Funds is a series of the Registrant, a Maryland corporation.


203938001_1 LAW
203938001_1 LAW